Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2019 Financial Results; Issues Initial Full-Year 2020 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--February 26, 2020--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2019.

Fourth Quarter 2019 Highlights:

  Reported diluted earnings per share (EPS) of $2.08, with Adjusted diluted EPS of $2.12 (defined below), up 10% and 12%, respectively, compared to the prior year;
  Reported free cash flow of $243 million, with Adjusted free cash flow of $248 million and an Adjusted free cash flow conversion of 277%;
  Net sales of $656 million, up 1%;
  Reported operating income of $121 million, up 10%, with Reported operating margin of 18.4%, up 140 basis points;
  Adjusted operating income of $123 million, up 12%, with Adjusted operating margin of 18.8%, up 180 basis points; and
  Share repurchases of approximately $12 million.

Full-Year 2019 Highlights:

  Reported diluted EPS of $7.15, with Adjusted diluted EPS of $7.27, up 15% and 14%, respectively, compared to the prior year;
  Reported free cash flow of $352 million, with Adjusted free cash flow of $371 million and an Adjusted free cash flow conversion of 121%;
  Net sales of $2.5 billion, up 3%, including 2% organic growth;
  Reported operating income of $404 million, up 8%, with Reported operating margin of 16.2%, up 70 basis points;
  Adjusted operating income of $411 million, up 7%, with Adjusted operating margin of 16.5%, up 70 basis points;
  New orders of $2.6 billion increased 6%, while Backlog of $2.2 billion increased 7% from December 31, 2018; and
  Share repurchases of $50 million.

“We delivered record Adjusted diluted EPS in the fourth quarter, driven by continued strong sales growth in our defense markets and the benefits of our ongoing margin improvement initiatives,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “In addition, we generated nearly $250 million in Adjusted free cash flow, along with robust free cash flow conversion of 277% in the quarter.”

“Our full-year 2019 results were highlighted by a strong operational performance, as we delivered higher sales and operating income in all three segments, improved profitability that produced a 16.5% Adjusted operating margin, and double-digit growth in Adjusted diluted EPS. Adjusted free cash flow of $371 million was also strong, driven by solid growth in earnings as well as our continued efforts to reduce working capital.”

Full-Year 2020 Guidance

The Company is issuing full-year 2020 financial guidance as follows:

(In millions, except EPS)	2020 Reported Guidance	2020 Adjustments	2020 Adjusted Guidance(1)(2)
Total Sales	$2,590 - $2,630	-	$2,590 - $2,630
Operating Income	$390 - $399	$38	$428 - $437
Operating Margin	15.1% - 15.2%	150 bps	16.5% - 16.6%
Diluted EPS	$6.82 - $7.02	$0.68	$7.50 - $7.70
Diluted Shares Outstanding	43.0	-	43.0
Free Cash Flow	$193 - $213	$177	$370 - $390

(1) 2020 Adjusted guidance excludes $28 million in restructuring costs (impacting all three segments), $7 million in one-time backlog amortization and transaction costs associated with the acquisition of 901D, and $3 million in one-time transition and IT security costs associated with the relocation of our DRG business.

(2) 2020 Adjusted free cash flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $14 million cash impact from restructuring, and a $13 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

Full-year 2020 Adjusted guidance notes (compared to Adjusted full-year 2019):

  Expect solid sales growth of 4% - 6%, driven by increases in all defense markets;
  Expect Adjusted operating income growth of 4% - 6%, Adjusted operating margin of 16.5% to 16.6% (flat to up 10 basis points) and Adjusted diluted EPS of $7.50 to $7.70 (up 3% - 6%);
  Commercial/Industrial segment reflects improved profitability due to higher sales and the benefits of our ongoing margin improvement initiatives; Adjusted guidance excludes $13 million in restructuring costs;
  Defense segment reflects reduced profitability, despite higher sales, mainly due to a $5 million increase in R&D investments; Adjusted guidance excludes $4 million in restructuring costs and $7 million in first year purchase accounting costs associated with acquisitions;
  Power segment reflects reduced profitability, despite higher sales, mainly due to a $5 million increase in R&D investments; Adjusted guidance excludes $11 million in restructuring costs and $3 million in one-time transition and IT security costs; and
  Expect Adjusted free cash flow to range from $370 to $390 million, representing an Adjusted free cash flow conversion rate in excess of 115%.

In addition, the Company has reorganized two business units to better align to its management structure and to shift most of the naval defense revenue into the Defense and Power segments. Historical financials will be available on the Company’s website.

A more detailed breakdown of the Company’s 2020 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules.

Mr. Adams continued, “For 2020, we anticipate increased sales driven by growth in all defense markets, improved profitability despite significantly increasing our year-over-year R&D investments, and strong free cash flow generation. We will continue to execute on our ongoing margin improvement initiatives, including various restructuring actions. These initiatives are expected to generate approximately $20 million in annualized savings beginning in 2021, and support Curtiss-Wright’s long-term profitable growth. Overall, we expect to maintain top-quartile performance for all of our key financial metrics and deliver significant long-term value for our shareholders.”

Fourth Quarter 2019 Operating Results

(In millions)	4Q-2019	4Q-2018	Change
Sales	$655.8	$648.6	1%
Reported operating income	$120.7	$110.0	10%
Adjustments (1)	2.5	0.4
Adjusted operating income (1)	$123.2	$110.4	12%
Adjusted operating margin (1)	18.8%	17.0%	180 bps

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions, and one-time transition and IT security costs associated with the relocation of our DRG business in the current year.

  Sales of $656 million, up $7 million, or 1%, compared to the prior year (1% organic, 1% acquisitions, partially offset by 1% unfavorable foreign currency translation);
  From an end market perspective, total sales to the defense markets increased 9% (8% organic), led by strong growth in aerospace and naval defense, while total sales to the commercial markets decreased 5%, as higher commercial aerospace sales were more than offset by reduced power generation and general industrial sales. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Reported operating income was $121 million, up 10%, while reported operating margin increased 140 basis points to 18.4%;
  Adjusted operating income of $123 million, up 12%, principally reflects higher profitability on strong defense revenues in the Commercial/Industrial and Defense segments, partially offset by lower power generation revenues in the Power segment;
  Adjusted operating margin of 18.8%, up 180 basis points, primarily reflects higher revenues and favorable absorption in the Commercial/Industrial and Defense segments, and increased profitability in the Power segment, despite lower revenues, due to the benefits of our ongoing margin improvement initiatives; and
  Non-segment expenses of $8 million decreased by $1 million, or 10% compared to the prior year, primarily due to lower environmental expenses.

Net Earnings and Diluted EPS

(In millions, except EPS)	4Q-2019	4Q-2018	Change
Reported net earnings	$89.4	$82.8	8%
Adjustments, net of tax (1)	1.9	0.4
Adjusted net earnings (1)	$91.3	$83.2	10%
Reported diluted EPS	$2.08	$1.89	10%
Adjustments, net of tax (1)	0.04	0.01
Adjusted diluted EPS (1)	$2.12	$1.90	12%

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions, and one-time transition and IT security costs associated with the relocation of our DRG business in the current year.

  Reported net earnings of $89 million, up $7 million, or 8% from the prior year, principally reflecting higher segment operating income and lower corporate expenses;
  Reported diluted EPS of $2.08, up 10% from the prior year, principally reflecting higher net earnings, as well as a lower share count;
  Adjusted net earnings of $91 million, up 10%;
  Adjusted diluted EPS of $2.12, up 12%; and
  Effective tax rate (ETR) of 24.6% increased slightly compared to the prior year quarter.

Free Cash Flow

(In millions)	4Q-2019	4Q-2018	Change
Net cash provided by operating activities	$262.4	$237.3	11%
Capital expenditures	(19.8)	(23.1)	14%
Reported free cash flow	$242.6	$214.2	13%
Adjustment to capital expenditures (DRG facility investment) (1)	5.3	-
Adjusted free cash flow (1)	$247.9	$214.2	16%
(1) Adjusted free cash flow excludes fourth quarter 2019 capital investment related to the new, state-of-the-art naval facility principally for DRG (Power segment).
  Reported free cash flow of $243 million, increased $28 million, or 13%, compared to the prior year, driven by improved working capital, primarily due to the timing of advanced payments received in the fourth quarter of 2019 which were expected in 2020;
  Capital expenditures decreased by $3 million to $20 million compared to the prior year, primarily due to lower capital investments within the Commercial/Industrial segment, despite a $5 million investment related to the new, state-of-the-art naval facility for the DRG business; and
  Adjusted free cash flow, which excludes the DRG facility investment in the current period, increased $34 million to $248 million.

New Orders and Backlog

  For full-year 2019, new orders of $2.6 billion increased 6% compared to the prior year, led by strong organic growth in naval defense and commercial aerospace orders.
  Backlog of $2.2 billion increased 7% from December 31, 2018.

Other Items – Share Repurchase

  During the fourth quarter, the Company repurchased 92,006 shares of its common stock for approximately $12 million.
  Year-to-date, the Company repurchased 410,530 shares for $50 million.

Fourth Quarter 2019 Segment Performance

Commercial/Industrial

(In millions)	4Q-2019	4Q-2018	Change
Sales	$323.2	$304.8	6%
Reported operating income	$52.7	$46.9	12%
Reported operating margin	16.3%	15.4%	90 bps
  Sales of $323 million, up $18 million, or 6%, compared to the prior year;
  Strong sales growth in the aerospace and naval defense markets principally reflects higher sales of actuation systems on the F-35 program and higher sales of valves on the Virginia class submarine program;
  Commercial aerospace market sales increased primarily due to higher sales of actuation equipment and sensors;
  Lower general industrial market sales reflect reduced demand for industrial vehicles, industrial valves and surface treatment services; and
  Reported operating income was $53 million, up 12%, while reported operating margin increased 90 basis points to 16.3%, principally reflecting favorable overhead absorption on higher defense revenues and a one-time gain on sale of a product line, partially offset by a shift in mix to lower margin actuation products.

Defense

(In millions)	4Q-2019	4Q-2018	Change
Sales	$163.5	$150.9	8%
Reported operating income	$44.1	$36.5	21%
Adjustments (1)	0.5	-
Adjusted operating income (1)	$44.6	$36.5	22%
Adjusted operating margin (1)	27.2%	24.2%	300 bps
(1) Adjusted results exclude one-time backlog amortization and transaction costs for current year acquisition.
  Sales of $163 million, up $13 million, or 8%, compared to the prior year (6% organic, 2% acquisition);
  Higher aerospace defense market revenues principally reflect increased sales of embedded computing and avionics equipment on various unmanned aerial vehicles (UAVs) and helicopter platforms, as well as the contribution from the TCG acquisition, partially offset by lower revenues on various fighter jet programs;
  Naval defense market revenue growth was primarily due to higher sales of embedded computing and aircraft handling equipment on various platforms;
  Lower ground defense market revenues reflect reduced sales of embedded computing equipment on the Abrams tank platform and lower sales of our turret drive stabilization systems for armored tanks to international customers;
  Reported operating income was $44 million, with Reported operating margin of 27.0%; and
  Adjusted operating income was $45 million, up 22% from the prior year, while Adjusted operating margin increased 300 basis points to 27.2%, primarily reflecting favorable mix on higher defense revenues.

Power

(In millions)	4Q-2019	4Q-2018	Change
Sales	$169.1	$192.9	(12%)
Reported operating income	$32.3	$36.1	(10%)
Adjustments (1)	2.0	0.4
Adjusted operating income (1)	$34.3	$36.5	(6%)
Adjusted operating margin (1)	20.3%	18.9%	140 bps

(1) Adjusted results exclude one-time Inventory Step-up, Backlog Amortization and Transaction costs for prior year acquisition, and one-time transition and IT security costs associated with the relocation of our DRG business in the current year.

  Sales of $169 million, down $24 million, or 12%, compared to the prior year;
  Lower naval defense market sales primarily reflect the timing of naval spares and service center revenues;
  Reduced power generation market sales primarily reflect lower domestic aftermarket revenues, as well as the timing of production on the China Direct AP1000 program;
  Reported operating income was $32 million, with Reported operating margin of 19.1%; and
  Adjusted operating income was $34 million, down 6%, while Adjusted operating margin increased 140 basis points to 20.3%, primarily reflecting higher profitability in the aftermarket power generation business, despite lower sales volumes, due to savings generated by our margin improvement initiatives.

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Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2019 financial results and expectations for 2020 guidance at 9:00 a.m. ET on Thursday, February 27, 2020. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2019	2018	$	%	2019	2018	$	%
Product sales	$552,918	$541,689	$11,229	2%	$2,073,530	$1,993,249	$80,281	4%
Service sales	102,853	106,933	(4,080)	(4)%	414,431	418,586	(4,155)	(1)%
Total net sales	655,771	648,622	7,149	1%	2,487,961	2,411,835	76,126	3%

Cost of product sales	343,286	336,402	6,884	2%	1,329,761	1,272,599	57,162	4%
Cost of service sales	66,733	71,168	(4,435)	(6)%	259,455	267,975	(8,520)	(3)%
Total cost of sales	410,019	407,570	2,449	1%	1,589,216	1,540,574	48,642	3%

Gross profit	245,752	241,052	4,700	2%	898,745	871,261	27,484	3%

Research and development expenses	18,017	19,291	(1,274)	(7)%	72,520	64,525	7,995	12%
Selling expenses	30,558	32,095	(1,537)	(5)%	120,861	126,641	(5,780)	(5)%
General and administrative expenses	76,523	79,661	(3,138)	(4)%	301,411	306,469	(5,058)	(2)%

Operating income	120,654	110,005	10,649	10%	403,953	373,626	30,327	8%

Interest expense	8,164	8,264	(100)	(1)%	31,347	33,983	(2,636)	(8)%
Other income, net	6,152	4,099	2,053	50%	23,856	16,596	7,260	44%

Earnings before income taxes	118,642	105,840	12,802	12%	396,462	356,239	40,223	11%
Provision for income taxes	(29,234)	(23,005)	(6,229)	(27)%	(88,879)	(80,490)	(8,389)	(10)%
Net earnings	$89,408	$82,835	$6,573	8%	$307,583	$275,749	$31,834	12%

Net earnings per share:
Basic earnings per share	$2.09	$1.91			$7.20	$6.28
Diluted earnings per share	$2.08	$1.89			$7.15	$6.22

Dividends per share	$0.17	$0.15			$0.66	$0.60

Weighted average shares outstanding:
Basic	42,687	43,447			42,739	43,892
Diluted	42,986	43,782			43,016	44,316

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,	Change
	2019	2018	%
Assets
Current assets:
Cash and cash equivalents	$391,033	$276,066	42%
Receivables, net	632,194	593,755	6%
Inventories, net	424,835	423,426	0%
Other current assets	81,729	50,719	61%
Total current assets	1,529,791	1,343,966	14%
Property, plant, and equipment, net	385,593	374,660	3%
Goodwill	1,166,680	1,088,032	7%
Other intangible assets, net	479,907	429,567	12%
Operating lease right-of-use assets, net	165,490	—	NM
Other assets	36,800	19,160	92%
Total assets	$3,764,261	$3,255,385	16%

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$—	$243	NM
Accounts payable	222,000	232,983	(5)%
Accrued expenses	164,744	166,954	(1)%
Income taxes payable	7,670	5,811	32%
Deferred revenue	276,115	236,508	17%
Other current liabilities	74,202	44,829	66%
Total current liabilities	744,731	687,328	8%
Long-term debt, net	760,639	762,313	0%
Deferred tax liabilities	80,159	47,121	70%
Accrued pension and other postretirement benefit costs	138,635	101,227	37%
Long-term operating lease liability	145,124	—	NM
Long-term portion of environmental reserves	15,026	15,777	(5)%
Other liabilities	105,575	110,838	(5)%
Total liabilities	1,989,889	1,724,604	15%

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187	0%
Additional paid in capital	116,070	118,234	(2)%
Retained earnings	2,497,111	2,191,471	14%
Accumulated other comprehensive loss	(325,274)	(288,447)	13%
Less: cost of treasury stock	(562,722)	(539,664)	4%
Total stockholders' equity	1,774,372	1,530,781	16%

Total liabilities and stockholders' equity	$3,764,261	$3,255,385	16%

NM = Not Meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Change			Change
	2019	2018	%	2019	2018	%
Sales:
Commercial/Industrial	$323,219	$304,835	6%	$1,239,881	$1,209,178	3%
Defense	163,491	150,924	8%	579,329	554,374	5%
Power	169,061	192,863	(12)%	668,751	648,283	3%

Total sales	$655,771	$648,622	1%	$2,487,961	$2,411,835	3%

Operating income (expense):
Commercial/Industrial	$52,687	$46,922	12%	$196,455	$182,669	8%
Defense	44,129	36,462	21%	129,653	128,446	1%
Power	32,304	36,066	(10)%	112,954	98,858	14%

Total segments	$129,120	$119,450	8%	$439,062	$409,973	7%
Corporate and other	(8,466)	(9,445)	10%	(35,109)	(36,347)	3%

Total operating income	$120,654	$110,005	10%	$403,953	$373,626	8%

Operating margins:
Commercial/Industrial	16.3%	15.4%	90 bps	15.8%	15.1%	70 bps
Defense	27.0%	24.2%	280 bps	22.4%	23.2%	(80 bps)
Power	19.1%	18.7%	40 bps	16.9%	15.2%	170 bps
Total Curtiss-Wright	18.4%	17.0%	140 bps	16.2%	15.5%	70 bps

Segment margins	19.7%	18.4%	130 bps	17.6%	17.0%	60 bps

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Change			Change
	2019	2018	%	2019	2018	%
Defense markets:
Aerospace	$122,886	$104,142	18%	$416,841	$376,951	11%
Ground	24,049	28,667	(16)%	93,432	97,131	(4)%
Naval	144,405	134,020	8%	568,776	486,476	17%
Total Defense	$291,340	$266,829	9%	$1,079,049	$960,558	12%

Commercial markets:
Aerospace	$112,801	$108,529	4%	$433,038	$414,422	4%
Power Generation	113,979	124,317	(8)%	392,173	431,793	(9)%
General Industrial	137,651	148,947	(8)%	583,701	605,062	(4)%
Total Commercial	$364,431	$381,793	(5)%	$1,408,912	$1,451,277	(3)%

Total Curtiss-Wright	$655,771	$648,622	1%	$2,487,961	$2,411,835	3%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. The Company is also excluding significant restructuring costs in 2020 associated with its operations. We believe this Adjusted view will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Income and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs; one-time transition and IT security costs associated with the relocation of a business in the current year period; and significant restructuring costs in 2020 associated with its operations.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	December 31,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	6%	13%	6%	21%	(12)%	(10)%	1%	10%
Acquisitions	0%	0%	2%	0%	0%	0%	1%	0%
Foreign Currency	0%	(1)%	0%	0%	0%	0%	(1)%	0%
Total	6%	12%	8%	21%	(12)%	(10)%	1%	10%

	Year Ended
	December 31,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	4%	8%	3%	0%	(1)%	11%	2%	6%
Acquisitions	0%	0%	2%	0%	4%	3%	2%	1%
Foreign Currency	(1)%	0%	0%	1%	0%	0%	(1)%	1%
Total	3%	8%	5%	1%	3%	14%	3%	8%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG, voluntary contributions to the Company’s corporate defined benefit pension plan made in the first quarters of 2018 and 2020, and the cash impact from restructuring in 2020. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net cash provided by operating activities	$262,389	$237,298	$421,404	$336,273
Capital expenditures	(19,833)	(23,130)	(69,752)	(53,417)
Free cash flow	$242,556	$214,168	$351,652	$282,856
Adjustment to capital expenditures (DRG facility investment)	5,298	—	19,284	—
Voluntary pension payment	—	—	—	50,000
Adjusted free cash flow	$247,854	$214,168	$370,936	$332,856
Free Cash Flow Conversion	277%	259%	121%	121%

CURTISS-WRIGHT CORPORATION
2019 Reconciliation Reported (GAAP) to Adjusted (Non-GAAP)
($'s in millions, except per share data)

	2018 Reported (GAAP)	2018 Adjustments (1) (Non-GAAP)	2018 Adjusted (1) (Non-GAAP)	2019 Reported (GAAP)	2019 Adjustments (1) (Non-GAAP)	2019 Adjusted (1) (Non-GAAP)
							2019 Chg vs 2018 Adjusted
Sales:
Commercial/Industrial	$1,209	$-	$1,209	$1,240	$-	$1,240
Defense	554	-	554	579	2	581
Power	648	-	648	669	-	669
Total sales	$2,412	$-	$2,412	$2,488	$2	$2,490	3%

Operating income:
Commercial/Industrial	$183	$-	$183	$196	$-	$196
Defense	128	-	128	130	2	132
Power	99	9	108	113	4	117
Total segments	410	9	419	439	7	446
Corporate and other	(36)	-	(36)	(35)	-	(35)
Total operating income	$374	$9	$382	$404	$7	$411	7%

Interest expense	$(34)	$-	$(34)	$(31)	-	$(31)
Other income, net	17	-	17	24	-	24
Earnings before income taxes	356	9	365	396	7	403
Provision for income taxes	(81)	(2)	(83)	(89)	(2)	(90)
Net earnings	$276	$7	$282	$308	$5	$313

Diluted earnings per share	$6.22	$0.15	$6.37	$7.15	$0.12	$7.27	14%
Diluted shares outstanding	44.3		44.3	43.0		43.0
Effective tax rate	22.6%		22.6%	22.4%		22.4%

Operating margins:
Commercial/Industrial	15.1%	-	15.1%	15.8%	-	15.8%	70 bps
Defense	23.2%	-	23.2%	22.4%	+30 bps	22.7%	(50 bps)
Power	15.2%	+140 bps	16.6%	16.9%	+60 bps	17.5%	90 bps
Total operating margin	15.5%	+30 bps	15.8%	16.2%	+30 bps	16.5%	70 bps

Free cash flow (2)	$283	$50	$333	$352	$19	$371	11%

Note: Full year amounts may not add due to rounding
(1) Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business.
(2) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2018 Adjusted Free Cash Flow excludes a voluntary contribution to the Company’s corporate defined benefit pension plan of $50 million. 2019 Adjusted Free Cash Flow excludes a $19 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business.

CURTISS-WRIGHT CORPORATION
2020 Segment Reorganization
As of February 26, 2020
($'s in millions, except per share data)

	2019 Adjusted (Non-GAAP)	Business Unit Realignment	2019 Adjusted (Non-GAAP)	2020 Adjusted Guidance (Non-GAAP)
	(Prior Structure)		(New Structure)	(New Structure)
				Low	High
Sales:
Commercial/Industrial	$1,240	$(102)	$1,138	$1,140	$1,160
Defense	581	47	628	690	700
Power	669	55	724	760	770
Total sales	$2,490	$-	$2,490	$2,590	$2,630

Operating income:
Commercial/Industrial	$196	$(17)	$180	$180	$184
Defense	132	8	140	152	155
Power	117	9	126	130	132
Total segments	446	-	446	462	472
Corporate and other	(35)	-	(35)	(34)	(35)
Total operating income	$411	$-	$411	$428	$437

Interest expense	$(31)	$-	$(31)	$(32)	$(33)
Other income, net	24	-	24	24	25
Earnings before income taxes	403	-	403	419	429
Provision for income taxes	(90)	-	(90)	(96)	(99)
Net earnings	$313	$-	$313	$323	$331

Diluted earnings per share	$7.27	$-	$7.27	$7.50	$7.70
Diluted shares outstanding	43.0		43.0	43.0	43.0
Effective tax rate	22.4%		22.4%	23.0%	23.0%

Operating margins:
Commercial/Industrial	15.8%	-	15.8%	15.8%	15.9%
Defense	22.7%	(40 bps)	22.3%	22.0%	22.1%
Power	17.5%	(10 bps)	17.4%	17.1%	17.2%
Total operating margin	16.5%	-	16.5%	16.5%	16.6%

Notes:
(1) Full year amounts may not add due to rounding
(2) The above supplemental financial information by reportable segment for the 2019 and 2020 reporting periods reflects the Corporation’s first quarter 2020 segment reorganization.

CURTISS-WRIGHT CORPORATION
2020 Guidance (New Segment Structure)
As of February 26, 2020
($'s in millions, except per share data)

	2019 Reported (GAAP)	2019 Adjustments (1) (Non-GAAP)	2019 Adjusted (Non-GAAP)	2020 Reported Guidance (GAAP)		2020 Adjustments (2) (Non-GAAP)	2020 Adjusted Guidance (3)(4)(5) (Non-GAAP)
				Low	High		Low	High	2020 Chg vs 2019 Adjusted
Sales:
Commercial/Industrial	$1,138	$-	$1,138	$1,140	$1,160	$-	$1,140	$1,160
Defense	626	2	628	690	700	-	690	700
Power	724	-	724	760	770	-	760	770
Total sales	$2,488	$2	$2,490	$2,590	$2,630	$-	$2,590	$2,630	4 to 6%

Operating income:
Commercial/Industrial	$180	$-	$180	$167	$171	$13	$180	$184
Defense	137	2	140	141	144	11	152	155
Power	122	4	126	116	119	14	130	132
Total segments	439	7	446	424	434	38	462	472
Corporate and other	(35)	-	(35)	(34)	(35)	-	(34)	(35)
Total operating income	$404	$7	$411	$390	$399	$38	$428	$437	4 to 6%

Interest expense	$(31)	$-	$(31)	$(32)	$(33)	$-	$(32)	$(33)
Other income, net	24	-	24	24	25	-	24	25
Earnings before income taxes	397	7	403	381	392	38	419	429
Provision for income taxes	(89)	(2)	(90)	(88)	(90)	(9)	(96)	(99)
Net earnings	$308	$5	$313	$294	$302	$29	$323	$331

Diluted earnings per share	$7.15	$0.12	$7.27	$6.82	$7.02	$0.68	$7.50	$7.70	3 to 6%
Diluted shares outstanding	43.0		43.0	43.0	43.0		43.0	43.0
Effective tax rate	22.4%		22.4%	23.0%	23.0%		23.0%	23.0%

Operating margins:
Commercial/Industrial	15.8%	-	15.8%	14.6%	14.8%	+110 bps	15.8%	15.9%	0 to 10 bps
Defense	21.9%	+40 bps	22.3%	20.4%	20.6%	+160 bps	22.0%	22.1%	(20 to 30 bps)
Power	16.9%	+50 bps	17.4%	15.3%	15.4%	+180 bps	17.1%	17.2%	(20 to 30 bps)
Total operating margin	16.2%	+30 bps	16.5%	15.1%	15.2%	+150 bps	16.5%	16.6%	0 to 10 bps

Free cash flow (6)	$352	$19	$371	$193	$213	$177	$370	$390

Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2019 and 2020 reporting periods reflects the Corporation’s first quarter 2020 segment reorganization.
(1) 2019 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions (Defense segment), specifically one-time backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business (Power Segment).
(2) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs (impacting all three segments), the impact of first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with the acquisition of 901D (Defense Segment), and one-time transition and IT security costs related to the relocation of the DRG business (Power Segment).
(3) Commercial/Industrial segment 2020 guidance reflects improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives. Adjusted guidance excludes $13 million in restructuring costs.
(4) Defense segment 2020 guidance reflects reduced profitability, despite higher sales, due to a $5 million increase in R&D investments. Adjusted guidance excludes $4 million in restructuring costs and $7 million in one-time backlog amortization and transaction costs associated with the acquisition of 901D.
(5) Power segment 2020 guidance reflects reduced profitability, despite higher sales, due to a $5 million increase in R&D investments. Adjusted guidance excludes $11 million in restructuring costs and $3 million in one-time transition and IT security costs related to the relocation of the DRG business.
(6) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2019 Adjusted Free Cash Flow excludes a $19 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business. 2020 Adjusted Free Cash Flow guidance excludes a voluntary contribution to the Company’s corporate defined benefit pension plan of $150 million, a $14 million cash impact from restructuring, and a $13 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business.

CURTISS-WRIGHT CORPORATION
2020 Sales Growth Guidance by End Market
As of February 26, 2020

2020 % Change vs 2019
(Prior)
Defense Markets
Aerospace	4 - 6%
Ground	5 - 7%
Navy	12 - 14%
Total Defense	8 - 10%

Commercial Markets
Commercial Aerospace	0 - 2%
Power Generation	3 - 5%
General Industrial	Flat
Total Commercial	0 - 2%

Total Curtiss-Wright Sales	4 - 6%

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 9,100 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com